Exhibit No. 99.4
ARMSTRONG
NOMINATING AND GOVERNANCE COMMITTEE CHARTER
I.	Purpose
1.	The Nominating and Governance Committee establishes qualification criteria for candidates to fill vacancies on the Board of Directors, evaluates prospective board members, recommends the composition of board committees, oversees the corporate governance structures and processes of the Company, and is responsible for amendments to the Corporate Governance Principles of Armstrong to adopt useful and effective governance measures.

2.	The Committee establishes the Company’s overall philosophy and policies concerning corporate governance, and reviews and revises the Company’s Corporate Governance Principles in accordance with applicable Exchange and legal requirements and good governance practices.

3.	The Committee appoints and monitors outside advisors on governance matters and any other service providers to the Committee.

4.	The Committee oversees the annual evaluation of board and committees’ effectiveness, as well as the periodic evaluation of individual directors.
II.	Authority
The Nominating and Governance Committee receives its authority and its assignments from the Board of Directors, except in matters where its authority is derived by law or rules of the principal stock exchange(s) where the securities of the Company are listed (the “Exchange”). The Committee has responsibility to establish qualification criteria for candidates to fill vacancies on the Board of Directors and its committees, evaluate the qualifications of candidates for election or re-election, to monitor and recommend changes in the corporate governance structures and processes of the Company, and review and approve “related-party” transactions involving directors, officers and other persons. The Committee’s advisors are directly accountable to the Committee. The Committee has direct access to management and support staff in the Company. The Committee has the ability to contractually bind the Company, commit the Company to pay for services, expenses, or other costs, and retain, at the Company’s expense, special legal, consulting and other experts, all as it deems necessary in the performance of its duties. The Company will provide appropriate funding, as determined by the Committee, for its expenses and for payment of compensation to advisors it determines necessary to carry out its duties.
III.	Composition
1.	The Nominating and Governance Committee shall be comprised of at least three independent directors elected by the Board of Directors, and shall possess qualifications which meet all applicable eligibility requirements as may be set by law, Exchange requirements and the Board of Directors from time to time.

2.	Committee members and the Chair shall be recommended by the Committee and appointed by the Board of Directors. A member of the Committee may be removed by majority vote of the board. The terms of Committee members shall be arranged to maintain continuity to the extent practicable, consistent with the rotation process specified in the Company’s Corporate Governance Principles.
IV.	Meetings
1.	The Committee shall meet at least five times per year on a schedule adopted by the Committee, and as many additional times as the Committee deems necessary. The Chairman of the Board, the Committee Chair or any two other members of the Committee may call a special meeting in the manner prescribed by the Bylaws of the Company for a special meeting of the board. The Committee Chair may request members of management and other persons to be present at meetings. The Committee shall meet in executive session and privately with Company executives to discuss any matters that the Committee believes should be discussed.

2.	The Chairman of the Board and other directors shall receive notice of meetings and may attend. However, only members of the Committee shall have a vote in actions of the Committee. The Committee shall solicit the views of the Chairman of the Board in appropriate matters.

3.	The votes of any member who is subsequently determined to have been erroneously considered qualified for service shall be ignored in considering the validity of any action taken by the Committee.

4.	The Committee may request any director and any member of management to advise or assist in aspects of the Committee’s business, provided the same is consistent with applicable legal requirements. The Committee may designate sub-committees comprised of its members and/or other directors to make recommendations on specific matters.
V.	Minutes
Minutes of meetings are to be prepared at the direction of the Committee Chair and sent to Committee members and all other directors. Copies are to be provided to the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel.
VI.	Scope of Responsibilities and Duties
A. Review of Documents and Governance Structures and Processes
1.	Review and reassess the adequacy of this charter, the Bylaws, and the Corporate Governance Principles of the Company each year. Submit proposed changes to the Board of Directors for approval and publish such documents as required by law or Exchange rules.

2.	Recommend changes in the organization, character, activities and the workings and governance of the board that will further its performance and development.

3.	As considered necessary by the Committee, review Company policies and procedures related to the Committee’s responsibilities.

4.	Review the Company’s Shareholder Rights Plan periodically, and at least every two years, to determine whether the plan and its provisions are in the interest of the Company and its shareholders, and report to the board the Committee’s determinations and recommendations based on such review.
B. Meetings and Schedules
1.	Coordinate with other standing committees to plan regular meeting schedules and core agendas.

2.	Recommend board meeting schedule, committee meeting schedule and core agendas.
C. Board and Committee Members
1.	Evaluate qualifications of proposed members and Chairs of board committees against relevant criteria.

2.	Make recommendations to the board for election of members and Chairs of board committees.

3.	Consider the contributions, qualifications and independence of directors eligible for re-election, and determine their willingness and suitability to serve another term.

4.	Formulate criteria for candidates to fill current or prospective vacancies on the Board of Directors, based on the committee’s analysis of what is needed to maintain a fully-effective board.

5.	Suggest, screen and interview candidates for director vacancies. Include candidates suggested from outside the company as well as its direct sources.

6.	Recommend director candidates to the Board of Directors for nomination or election, and provide the Committee’s assessment of their independence and other relevant qualifications.

7.	Exercise sole authority to retain and discharge consultants engaged in director search activities, evaluation of board and committee compensation, or other relevant services, and approve such firms’ fees and other retention terms.

8.	Review and approve all “related party transactions” as defined by SEC Regulation SK Item 404, involving directors, nominees, executive officers or others as required by the Company’s Corporate Governance Principles or the rules of the principal stock market where the Company’s common stock is listed. The Chair of the Committee approves all such transactions where the amount involved is less than the threshold specified by said Item 404; and the material details of each such matter are disclosed to the Committee at its next meeting.

D. Director Education and Orientation
1.	Review materials or receive education on committee-related developments and best practices.

2.	Oversee the Company’s director orientation and education program.

3.	Oversee director visits to Company facilities intended to expand directors’ knowledge of the Company.
E. Effectiveness Evaluation of Directors, Committees and Board
1.	Approve criteria and processes for evaluating the effectiveness of directors, the board and its committees.

2.	Approve the annual Director and Officer’s Questionnaire intended to solicit information relevant to the Company’s disclosure obligations as well as the independence and qualifications of directors.

3.	Oversee the annual performance evaluations.

4.	Through the Committee Chair, lead the board and its committees in discussing the evaluations of effectiveness.

5.	Annually evaluate performance of Committee responsibilities.
F. Other
1.	Evaluate and recommend for board adoption, board and committee member compensation.

2.	Review periodic reports from management regarding the Company’s liaison with federal, state and local governments concerning legislation, regulation and government purchasing.

3.	Establish annual budgets for Committee functions.

4.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the board deems necessary or appropriate.

5.	Report to the Board of Directors at its next meeting on significant results of the foregoing activities.
(As amended August 5, 2010)